UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2010
W. P. CAREY & CO. LLC
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
An annual meeting of shareholders of W. P. Carey & Co. LLC was held on June 10, 2010 (the “Annual Meeting”). Set forth below are the final voting results for 1) the election of directors and 2) the ratification of the appointment of PricewaterhouseCoopers LLP as W. P. Carey & Co. LLC’s Independent Registered Public Accounting Firm for 2010. For Proposal One, each of the directors noted received a plurality of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of shareholders. Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Proposal One
To elect twelve Directors for 2010:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Wm. Polk Carey	21,829,646	107,921	—	10,458,572
Gordon F. DuGan	21,834,466	103,101	—	10,458,572
Francis J. Carey	21,809,351	128,216	—	10,458,572
Trevor P. Bond	21,831,002	106,565	—	10,458,572
Nathaniel S. Coolidge	21,824,172	113,395	—	10,458,572
Eberhard Faber, IV	21,636,701	300,866	—	10,458,572
Benjamin H. Griswold, IV	21,644,856	292,711	—	10,458,572
Dr. Lawrence R. Klein	21,608,689	328,878	—	10,458,572
Robert E. Mittelstaedt, Jr.	21,646,790	290,777	—	10,458,572
Charles E. Parente	21,831,611	105,956	—	10,458,572
Dr. Karsten von Köller	21,822,283	115,284	—	10,458,572
Reginald Winssinger	21,643,590	293,977	—	10,458,572

Proposal Two	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as W. P. Carey & Co. LLC’s Independent Registered Public Accounting Firm for 2010:	31,888,730	448,627	58,782	—
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: June 16, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director